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                                   EXHIBIT 99


                    Fredonia Bancshares, Inc. Form of Proxy



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                                     PROXY
                           FREDONIA BANCSHARES, INC.
                               NACOGDOCHES, TEXAS


                                AUGUST 19, 1997



    The undersigned Shareholders of Fredonia Bancshares, Inc. ("Fredonia") hereby appoints and constitutes Gordon Lewis and J. R. Honea or either of them, each with full power of substitution, as attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of Fredonia to be held on August 19, 1997 at 3:00 p.m. local time at 2400 North Street, Nacogdoches, Texas and at any adjournment or adjournments thereof and to vote all shares of stock of Fredonia held of record by the undersigned and which the undersigned would be entitled to vote if personally present at the Special Meeting on the following matters:


1. Approval of the Agreement and Plan of Reorganization dated April 25, 1997 which provides for the merger of Fredonia with and into First United of Texas, Inc.
      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

 IN THEIR SOLE DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
                      MEETING OR ANY ADJOURNMENT THEREOF.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREDONIA
                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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